SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 29, 2005

(Date of report)

BLUEPOINT LINUX SOFTWARE,

CORP.
(Exact Name of Registrant as Specified in its Charter)

Indiana
(State of Incorporation)

0-25797
(Commission File Number)

35-2070348
(IRS Employer ID)

4F.， Xinyang Building, Bagua 4th Road

Shenzhen, Guangdong 518029, P.R. China

(Address of Principal Executive Offices)

011 86 755 2450750
(Registrant's telephone number, including area code)

ITEM 4. Discontinuation of Operations

In view of the substantial slow down of business and the amount of loss incurred, the Board of Directors held a special meeting on July 28, 2005, to discuss the future business direction of the Company. The Board passed a resolution that approved management’s plan to discontinue the Linux business operations in Shenzhen, P.R. China. All employees will be laid off by the end of July. Regarding the future business of the Company, the Board appointed a special committee to explore business opportunities will hold meetings in August to discuss in detail.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUEPOINT LINUX SOFTWARE，CORP。

/s/ Xin Liu

Xin Liu
Chairman of the Board of Directors

Dated: July 28，2005